Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Zuora, Inc. and subsidiaries:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Francisco, California

April 2, 2018